EXHIBIT 99.1

Immunomedics Announces Outcome of 2008 Annual Meeting of Stockholders

MORRIS PLAINS, N.J., Dec. 3, 2008 (GLOBE NEWSWIRE) -- Immunomedics, Inc. (Nasdaq:IMMU), a biopharmaceutical company focused on developing monoclonal antibodies to treat cancer and other serious diseases, today announced that stockholders of the Company, at its 25th annual meeting, elected all seven nominees to serve as directors of the Company until the next annual meeting, and ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year.

"2008 has been a successful year for Immunomedics. We have completed 2 clinical studies with veltuzumab and hPAM4 and initiated 6 new clinical trials on our own, through our partner, or with outside investigators," commented Cynthia L. Sullivan, President and Chief Executive Officer. "The licensing of veltuzumab to Nycomed for non-oncology indications has provided the Company with considerable financial resources which we believe will help to push our aggressive clinical program forward during this fiscal year," Ms. Sullivan further remarked. "Our plans for registration trials involving epratuzumab and veltuzumab in patients with non-Hodgkin's lymphoma are expected to begin in calendar year 2009. Furthermore, we plan to continue the enrollment of patients into our other clinical trials using our various humanized antibodies for the therapy of pancreatic cancer, multiple myeloma, and certain lymphomas and leukemias. Finally, we are excited about our plan to initiate our first antibody-drug conjugate clinical trial during the 2009 calendar year," Ms. Sullivan concluded.

Ms. Sullivan further remarked that the Company has also been awarded three Phase-II Small Business Innovation Research (SBIR) grants totaling $2,653,995 from the National Cancer Institute to advance 3 products to clinical testing, and anticipates the award of a fourth Phase-II grant in the next months.

A copy of today's presentation by the Company's management team can be accessed at http://www.immunomedics.com/1aboutus/present.pdf.

About Immunomedics

Immunomedics is a New Jersey-based biopharmaceutical company primarily focused on the development of monoclonal, antibody-based products for the targeted treatment of cancer, autoimmune and other serious diseases. We have developed a number of advanced proprietary technologies that allow us to create humanized antibodies that can be used either alone in unlabeled or "naked" form, or conjugated with radioactive isotopes, chemotherapeutics or toxins, in each case to create highly targeted agents. Using these technologies, we have built a pipeline of therapeutic product candidates that utilize several different mechanisms of action. We also have a majority ownership in IBC Pharmaceuticals, Inc., which is developing a novel Dock-and-Lock (DNL) methodology for making fusion proteins and multifunctional antibodies, and a new method of delivering imaging and therapeutic agents selectively to disease, especially different solid cancers (colorectal, lung, pancreas, etc.), by proprietary, antibody-based, pretargeting methods. We believe that our portfolio of intellectual property, which includes approximately 123 patents issued in the United States and more than 300 other patents issued worldwide, protects our product candidates and technologies. For additional information on us, please visit our website at http://www.immunomedics.com. The information on our website does not, however, form a part of this press release.

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials, out-licensing arrangements (including the timing and amount of contingent payments), forecasts of future operating results, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, risks associated with new product development (including clinical trials outcome and regulatory requirements/actions), our dependence on our licensing partners for the further development of epratuzumab for autoimmune indications and veltuzumab for non-cancer indications, competitive risks to marketed products and availability of required financing and other sources of funds on acceptable terms, if at all, as well as the risks discussed in the Company's filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Immunomedics, Inc.
          Dr. Chau Cheng, Associate Director, Investor Relations &
           Business Analysis
          (973) 605-8200, extension 123
          ccheng@immunomedics.com